UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: December 15, 2003

INVESTNET, INC.
(Exact Name of Registrant as Specified on its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation or Organization)

000-33097	87-0650263
(Commission File Number)	(IRS Employer Identification Number)

Terence Ho, Chief Executive Officer
900-789 West Pender Street, Vancouver, British Columbia V6C 1H2

(Address of Principal Executive Offices)

(604) 290-0012

(Registrant’s Telephone Number, Including Area Code)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On November 11, 2003, InvestNet, Inc., (“Company”) entered into an Acquisition Agreement (“Agreement”) with AGrade Limited, Advance Tech Asset Management Limited, Advance Tech (Asia) Limited and Ho Chun Lung Terence wherein the Company agreed to issue to the shareholders of Advance Tech Asset Management Limited 22,312,500 shares of its common stock in exchange for all the issued and outstanding shares of Advance Tech Asset Management Limited’s majority owned subsidiary Advance Tech (Asia) Limited (“Advance Tech”). The parties closed the Agreement on December 15, 2003 with the Company’s acquisition of ninety two (92%) of Advance Tech. The Company expects to acquire the remaining eight percent (8%) of Advance Tech in the near term.

The share issuances to the shareholders of Advance Tech included the agreement to issue 17,936,094 shares of the Company’s common stock to AGrade Limited, the majority shareholder of Advance Tech. The authorized share issuance to AGrade Limited and the other shareholders of Advance Tech effectively constitutes a change in control of the Company with AGrade Limited alone exercising voting control over 52.2% of the Company’s issued and outstanding common stock on December 15, 2003.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On December 15, 2003 the Company acquired Advance Tech as a majority owned subsidiary.

Advance Tech is a real-time business solutions provider for businesses in Hong Kong and the Peoples Republic of China. Advance Tech is principally engaged in the provision of:

(i)	real time securities trading solutions which are able to support stock trading, warrant trading and trading of equity linked instruments on the Hong Kong Stock Exchange;

(ii)	real time IT solutions to handle inbound and outbound route calls of PSTN for telecommunications institutions;

(iii)	real time IT software solutions for inventory, accounting and payroll data control to customers in specific industries; and

(iv)	system integration and technical consulting services that provide custom made IT solutions and integration services to corporate clients

Advance Tech is also developing a mobile payment system (MPS), which is designed to enable uses to conduct money transactions through cellular phones with WAP capability. Advance Tech commenced the development of MPS in March of 2000 and has filed a patent for the protocol of MPS with the US Patent & Trademark Office. Currently, Advance Tech is developing the technical specifications for integrating its proprietary software with the MPS hardware.

Ninety five percent (95%) of Advance Tech’s revenue originates from companies located in the People’s Republic of China. Advance Tech’s solutions are the chosen IT software solution for many “blue chip” companies including the Bank of China, Hui Kai Securities, Sino-i.com Securities, Beijing Tong Heng Electronics Co., Shenzen Poler, Digital Tech Co., Sinomax Securities and Bandwith Asia (HK).

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On December 15, 2003 subsequent to the closing of the Acquisition Agreement with the shareholders of Advance Tech, the Company’s board of directors appointed Terence Ho, Vivan Szeto, Norman Koo, Ho Yuen Sau, Johnny Lu, Martin Lu, and Peleus Chu. The newly constituted board of directors then accepted the resignation of Ruairidh Campbell, as chief executive officer and chief financial officer of the Company and appointed Terence Ho as chief executive officer, chief financial officer and chairman of the board of directors.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Pro forma financial statements will be filed by amendment to this Form 8K within the time permitted by the rule.

The following exhibit is included:

EXHIBIT	PAGE	DESCRIPTION
NO	NO
10(i)	Attached
Acquisition Agreement dated November 11, 2003 between the Company and AGrade Limited, Advance Tech Asset Management Limited, Advance Tech (Asia) Limited and Ho Hun Lun Terence and and the disclosure schedules thereto.

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTNET, INC.

Signature	Date
By: /s/ Terence Ho	December 18, 2003
Name: Terence Ho
Title: Chief Executive Officer and Chief Financial Officer
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